U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 17, 2007
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

Pier 1, Bay 1, San Francisco, California 94111 (Address of principal executive offices) (Zip code)

415-394-9000 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On April 18, 2007, we issued a press release entitled “AMB Property Corporation Announces First Quarter Results,” which sets forth disclosure regarding our results of operations for the first quarter of 2007. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the U.S. Securities and Exchange Commission.
ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Mr. Michael A. Coke, our executive vice president, intends to leave his employment with us on May 1, 2007 and be available to us on a consulting basis from time to time after May 1. On May 1, 2007, pursuant to his Separation Agreement and Release of All Claims, dated November 21, 2006, we expect to make certain payments owed to Mr. Coke and to accelerate the vesting of a portion of his shares of currently unvested restricted common stock and options to purchase shares of our common stock.
ITEM 8.01    OTHER EVENTS.
On April 18, 2007, we reported results for the first quarter of 2007.
Funds from operations per fully diluted share and unit was $0.57 for the first quarter of 2007, as compared to $0.52 for the same quarter in 2006. The current quarter results include $0.12 per share of development profits, as compared to $0.01 per share in the first quarter of 2006.
Net income available to common stockholders per fully diluted share for the first quarter of 2007 was $0.23, as compared to $0.26 for the same quarter in 2006. The decrease for the quarter was due primarily to a lower level of gains on the disposition of operating properties.
Operating Results
Our operating portfolio occupancy at March 31, 2007 was 95.2%, down 90 basis points from December 31, 2006, and up 90 basis points from March 31, 2006. Cash-basis same store net operating income in the first quarter of 2007 increased 6.3% over the same period in 2006, primarily due to higher average occupancy and increased rental rates. In the first quarter of 2007, rents on lease renewals and rollovers in our operating portfolio increased 2.8%, as compared to a decline of 11.5% in the first quarter of 2006.
Investment Activity
New development and renovation starts in the quarter totaled approximately 1.9 million square feet in five projects in North America and Asia, with an estimated total investment of $191 million. At quarter end, our development and renovation pipeline totaled 14.7 million square feet in 44 projects globally, with an estimated total investment of $1.4 billion.

Our development business includes contributions of stabilized properties to affiliated private capital funds or sale of projects to third parties. During the first quarter, we contributed or sold four development projects totaling 661,300 square feet for a gross sale price of $81 million.
As previously announced, we issued approximately 8.4 million shares of common stock in the first quarter of 2007. In the near term, we intend to use the proceeds from the offering for general corporate purposes and, over the long term, to expand our global development business, which will contribute to the growth of our private capital business.
We intend to accelerate the pace of our development starts—from a projected $1.1 billion in 2007 to $1.6 billion in 2010. In addition to increasing our share in our current markets, we intend to expand into new locations along the global supply chain. For example, in the first quarter, we entered Korea with a development at Seoul’s international airport and a seaport in Nagoya, Japan with the development of a one million square foot distribution facility. We are actively seeking the right opportunity in India and in both Central and Eastern Europe.
During the quarter, we acquired 1.8 million square feet of industrial distribution space in eight properties at a total acquisition cost of approximately $142 million, $122 million of which was acquired for two of our co-investment funds: AMB Alliance Fund III and AMB Japan Fund I.
Additions and Promotions of Officers
During the quarter, we announced that Thomas Olinger joined us as our chief financial officer and Nina Tran was promoted to senior vice president, chief accounting officer. Also during the quarter, Mark Saturno was promoted to senior vice president, managing director of our West-Central Region in North America, and Thomas Marquis joined the Shanghai office as senior vice president, managing director of our operations in China. Mark Hansen joined us as vice president, responsible for our value-added conversion business.
Redemptions and Repurchases
On April 17, 2007, one of our subsidiaries, AMB Property, L.P., a Delaware limited partnership, redeemed all 800,000 of its outstanding 7.95% Series J Cumulative Redeemable Preferred Limited Partnership Units from a single institutional investor and all 800,000 of its outstanding 7.95% Series K Cumulative Redeemable Preferred Limited Partnership Units from another single institutional investor. AMB Property, L.P. redeemed the Series J Cumulative Redeemable Preferred Limited Partnership Units for $40.0 million, plus an additional $8,888.89, representing payment in full of the amount of accrued and unpaid distributions on the Series J Cumulative Redeemable Preferred Limited Partnership Units. AMB Property, L.P. redeemed the Series K Cumulative Redeemable Preferred Limited Partnership Units for $40.0 million, plus an additional $8,888.89, representing payment in full of the amount of accrued and unpaid distributions on the Series K Cumulative Redeemable Preferred Limited Partnership Units.

On April 17, 2007, another of our subsidiaries, AMB Property II, L.P., a Delaware limited partnership, repurchased all 510,000 of its outstanding 8.00% Series I Cumulative Redeemable Preferred Limited Partnership Units from a single institutional investor. AMB Property II, L.P. repurchased the units for $25.5 million, plus an additional $124,318.69, representing payment in full of the amount of accrued and unpaid distributions, less applicable withholding, on the Series I Cumulative Redeemable Preferred Limited Partnership Units.
SUPPLEMENTAL EARNINGS MEASURES
Funds From Operations and Funds from Operations per Share and Unit. We believe that net income, as defined by GAAP, is the most appropriate earnings measure. However, we consider funds from operations, or FFO, and funds from operations per fully diluted share and unit, or FFOPS, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, to be useful supplemental measures of our operating performance. FFO is defined as net income, calculated in accordance with GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive our pro rata share of FFO of consolidated and unconsolidated joint ventures. FFOPS is FFO per share of fully diluted company common stock and partnership unit. Further, we do not adjust FFO or FFOPS to eliminate the effects of non-recurring charges. We believe that FFO and FFOPS, as defined by NAREIT, are meaningful supplemental measures of our operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO and FFOPS as supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. We believe that the use of FFO and FFOPS, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. We consider FFO and FFOPS to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO and FFOPS can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flow from operations or net income as defined by GAAP and should not be considered as alternatives to those measures in evaluating our liquidity or operating performance. FFO and FFOPS also do not consider the costs associated with capital expenditures related to our real estate assets nor are FFO or FFOPS necessarily indicative of cash available to fund our future cash requirements. Further, our computation of FFO and FFOPS may not be comparable to FFO or FFOPS reported by other real estate investment trusts that do not define the terms in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
We believe that net income, as defined by GAAP, is the most appropriate earnings measure. However, we consider same store net operating income (SS NOI) to be a useful supplemental measure of our operating performance. Properties that are considered part of the same store pool include all properties that were owned as of the end of both the current and prior year reporting periods and exclude development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2005. In deriving SS NOI, we define NOI as rental revenues (as calculated in accordance with GAAP), including reimbursements, less straight-line rents and amortization of lease intangibles and property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. We exclude straight-line rents and amortization of lease intangibles in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of our real estate with that of other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
AMB Property Corporation.®      Local partner to global trade.™
We are a global developer and owner of industrial real estate, focused on major hub and gateway distribution markets throughout North America, Europe and Asia. As of March 31, 2007, we owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 128.2 million square feet (11.9 million square meters) in 40 markets within 13 countries. We invest in properties located predominantly in the infill submarkets of our targeted markets. Our portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.

Forward Looking Statements
Some of the information included in this report contains forward-looking statements, such as those related to demand for our product, rental rate growth, development and renovation projects (including our ability to lease such projects, square feet at stabilization or completion, costs and total investment amounts), future business plans (such as expansion into additional markets) and the expected departure date of Michael Coke and his intentions to provide consulting services to us, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, re-financing risks, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2006.

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	As of
	March 31, 2007	December 31, 2006
Assets
Investments in real estate:
Total investments in properties	$6,777,738	$6,575,733
Accumulated depreciation	(829,814)	(789,693)

Net investments in properties	5,947,924	5,786,040
Investments in unconsolidated joint ventures	279,422	274,381
Properties held for contribution, net	144,961	154,036
Properties held for divestiture, net	11,227	20,916

Net investments in real estate	6,383,534	6,235,373
Cash and cash equivalents and restricted cash	286,161	195,878
Mortgages and loans receivable(1)	18,711	18,747
Accounts receivable, net	141,647	133,998
Other assets(2)	146,930	129,516

Total assets	$6,976,983	$6,713,512

Liabilities and stockholders’ equity
Secured debt	$1,648,336	$1,395,354
Unsecured senior debt	1,057,186	1,101,874
Unsecured credit facilities	474,849	852,033
Other debt	86,146	88,154
Accounts payable and other liabilities	287,372	271,880

Total liabilities	3,553,889	3,709,295
Minority interests:
Joint venture partners	506,611	555,201
Preferred unitholders	180,292	180,298
Limited partnership unitholders	112,823	102,061

Total minority interests	799,726	837,560
Stockholders’ equity:
Common equity	2,399,951	1,943,240
Preferred equity	223,417	223,417

Total stockholders’ equity	2,623,368	2,166,657

Total liabilities and stockholders’ equity	$6,976,983	$6,713,512

     (1) As of March 31, 2007 and December 31, 2006, includes a mortgage receivable from Pier 1, LLC, in the amount of $12.6 million and $12.7 million, respectively, maturing in May 2026 with an interest rate of 13.0%, and a loan receivable from G. Accion in the amount of $6.1 million, maturing in March 2010 with an interest rate of 10.0%.
     (2) Includes AMB’s 100% ownership interest in Park One, a 19.9 acre land parcel leased to a parking lot operator in the Los Angeles market immediately adjacent to LAX, for approximately $75.7 million and $75.5 million as of March 31, 2007 and December 31, 2006, respectively.

1

CONSOLIDATED STATEMENTS OF OPERATIONS(1)
(dollars in thousands, except share data)

	For the Quarters Ended March 31,
	2007	2006
Revenues
Rental revenues(2)	$162,082	$171,301
Private capital income	5,925	5,106

Total revenues	168,007	176,407

Costs and expenses
Property operating costs(3)	(44,247)	(44,143)
Depreciation and amortization	(41,029)	(42,754)
Impairment losses	(257)	—
General and administrative	(29,854)	(22,855)
Other expenses(4)	(912)	(537)
Fund costs	(241)	(614)

Total costs and expenses	(116,540)	(110,903)

Other income and expenses
Equity in earnings of unconsolidated joint ventures(5)	2,113	2,088
Other income(4)	5,507	3,507
Gains from dispositions of real estate interests, net	136	—
Development profits, net of taxes	12,192	674
Interest expense, including amortization	(33,865)	(39,153)

Total other income and expenses	(13,917)	(32,884)

Income from operations before minority interests	37,550	32,620

Minority interests’ share of income:
Joint venture partners’ share of income	(7,193)	(8,539)
Joint venture partners’ and limited partnership unitholders’ share of development profits	(595)	(32)
Preferred unitholders	(3,699)	(5,001)
Limited partnership unitholders	(494)	(730)

Total minority interests’ share of income	(11,981)	(14,302)

Income from continuing operations	25,569	18,318

Discontinued operations:
Income attributable to discontinued operations, net of minority interests	77	2,246
Gain from disposition of real estate, net of minority interests	36	7,013

Total discontinued operations	113	9,259

Net income	25,682	27,577
Preferred stock dividends	(3,952)	(3,096)
Preferred unit redemption discount/(issuance costs)	—	(1,097)

Net income available to common stockholders	$21,730	$23,384

Net income per common share (diluted)	$0.23	$0.26

Weighted average common shares (diluted)	95,098,711	90,179,329

     (1) Effective October 1, 2006, AMB deconsolidated AMB Alliance Fund III on a prospective basis.
     (2) Pro forma rental revenues for the quarter ended March 31, 2006 would have been $155,725, if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2006.
     (3) Pro forma property operating costs for the quarter ended March 31, 2006 would have been $40,169, if AMB Institutional Alliance Fund III had been deconsolidated as of January 1, 2006.
     (4) Includes changes in liabilities and assets associated with AMB’s deferred compensation plan.
     (5) Includes gains on sale of operating properties of $0.2 million and $0.5 million, for the quarters ended March 31, 2007 and 2006, respectively.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(dollars in thousands, except share data)

	For the Quarters Ended March 31,
	2007	2006
Net income available to common stockholders	$21,730	$23,384
Gains from disposition of real estate, net of minority interests	(172)	(7,013)
Depreciation and amortization:
Total depreciation and amortization	41,029	42,754
Discontinued operations’ depreciation	(4)	514
Non-real estate depreciation	(1,177)	(1,000)
Adjustments to derive FFO from consolidated JVs:
Joint venture partners’ minority interests (Net income)	7,193	8,539
Limited partnership unitholders’ minority interests (Net income)	494	730
Limited partnership unitholders’ minority interests (Development profits)	583	32
Discontinued operations’ minority interests (Net income)	(61)	113
FFO attributable to minority interests	(16,304)	(20,435)
Adjustments to derive FFO from unconsolidated JVs:
AMB’s share of net income	(2,113)	(2,088)
AMB’s share of FFO	5,675	3,209
Funds from operations	$56,873	$48,739

FFO per common share and unit (diluted)	$0.57	$0.52

Weighted average common share and unit (diluted)	99,776,750	94,567,680

Estimated FFO by business line(1)
Capital Partners FFO per common share and unit (diluted)(2)	$0.03	$0.02
% of reported FFO	5.3%	3.9%
Development FFO per common share and unit (diluted)(2)	$0.11	$—
% of reported FFO	19.3%	—
Real estate operations FFO per common share and unit (diluted)(3)	$0.43	$0.50
% of reported FFO	75.4%	96.1%

Total FFO per common share and unit (diluted)	$0.57	$0.52

     (1) See Supplemental Earnings Measures. In addition, management believes estimated FFO by business line is a useful supplemental measure of its operating performance because it helps the investing public compare the operating performance of a company’s respective business lines to other companies’ business lines. Further, AMB’s computation of FFO by business line may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.
     (2) Estimated Capital Partners and Development FFO was determined by reducing Capital Partner Income and Development Profits, net of taxes, by their respective estimated share of general and administrative expenses. Capital Partners’ and Development’s estimated allocation of total general and administrative expenses was based on their respective percentage of actual direct general and administrative expenses incurred.
     (3) Estimated Real Estate Operations FFO represents total AMB FFO less estimated FFO attributable to Capital Partners and Development.
     The following table reconciles consolidated SS NOI and NOI from net income for the quarters ended March 31, 2007 and 2006 (dollars in thousands):

	For the Quarters Ended
	March 31,
	2007	2006
Net income	$25,682	$27,577
Private capital income	(5,925)	(5,106)
Depreciation and amortization	41,029	42,754
Impairment losses	257	—
General and administrative and fund costs	30,095	23,469
Total other income and expenses	14,829	33,421
Total minority interests’ share of income	11,981	14,302
Total discontinued operations	(113)	(9,259)

NOI	117,835	127,158
Less non same-store NOI	(11,603)	(24,911)
Less non cash adjustments (1)	(1,141)	(3,808)

Cash-basis same-store NOI	$105,091	$98,439

     (1) Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits:

Exhibit
Number	Description

99.1	AMB Property Corporation Press Release dated April 18, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: April 19, 2007	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary

Exhibits

Exhibit
Number	Description

99.1	AMB Property Corporation Press Release dated April 18, 2007.